EXHIBIT 10.2

                                 NORTH FORK BANK

                           SIXTH RESTATED AND AMENDED
                              REVOLVING CREDIT NOTE


          The within is a restatement and amendment and continuation of that certain Amended and Restated Revolving Credit and Term Loan Agreement originally made between Apple Bank for Savings and Logimetrics, Inc. dated May 19, 1992, previously assigned by Apple Bank for Savings to North Fork Bank pursuant to an Assignment and Assumption Agreement dated December 18, 1992; previously restated and amended pursuant to a Restated and Amended Revolving Credit Note dated
          November 18, 1993; previously restated and amended pursuant to a Second Restated and Amended Revolving
          Credit Note dated February 22, 1995; previously restated and amended pursuant to a Third Restated and Amended Revolving Credit Note dated June 30, 1995; and previously restated and amended pursuant to a Fourth Restated and Amended Revolving Credit Note dated October 16, 1995; previously restated and amended pursuant to a Fifth Restated and Amended Revolving Credit Note dated March 7, 1996.


BORROWER:                  LOGIMETRICS, INC.

PRINCIPAL:                 $2,200,000                    Date:  April 25, 1997



PROMISE TO PAY: The undersigned (the "Borrower"), for value received, does hereby promise to pay to the order of NORTH FORK BANK (the "Bank") at its offices at 245 Love Lane, Mattituck, New York 11952, or at any of its branches, the sum of TWO MILLION TWO HUNDRED THOUSAND ($2,200,000) DOLLARS plus interest thereon from the date hereof as set forth herein.

RATE AND PAYMENT: The Borrower shall pay said sum, or such lesser amount as may then be the aggregate unpaid principal balance of all loans made by the Bank to the Borrower hereunder, (each a "Loan" and collectively the "Loans") on or before April 30, 1998 (the "Maturity Date").

The Borrower also promises to pay interest (computed on the basis of a 360 day year for actual days elapsed) at said office on the unpaid principal amount hereof from time to time outstanding at the rate of two (2%) percent per annum in excess of that rate stated by the Bank to be its Prime Rate from time to time in effect, payable monthly in arrears on the first day of each month. Prime Rate as referred to herein shall refer to the rate of interest determined or announced by the Bank from time to time as its Prime Rate and the Prime Rate is not necessarily the lowest rate of interest charged by the Bank on loans and other credit relationships. Each change in the Prime Rate shall effect a simultaneous and corresponding change in the interest rate hereunder without notice to the Borrower. Interest shall be payable monthly on the first day of each month commencing on the first such day to occur after the date hereof and upon payment in full of the unpaid principal amount hereof.

In addition to the foregoing, there shall be due and payable from the Borrower to the Bank a quarterly fee equal to one-fourth of one (1/4%) percent of the average unused amount of the Commitment as herein defined during each such quarter, said fee to be paid to the Bank not later than ten (10) days after the end of each fiscal quarter.

Wherever any payment to be made under this Note is required to be paid on a date that is a Saturday, Sunday or public holiday, or the equivalent for banks under the laws of the State of New York, such payment may be made on the next succeeding business day, and such extension of time shall in such case be included in the computation of interest due.

All payments due under the Note shall be made by automatic debit from an account maintained by the Borrower for such purpose at the Bank in which the Borrower shall maintain balances sufficient to pay each monthly payment due to the Bank under the Loan. In the event that the money maintained in such account is insufficient for any payment due under this Note, the Bank may charge any account of the Borrower for any payment due to the Bank under this Note.

The Bank may charge any account of the Borrower for any payment due to the Bank hereunder.

DEFAULT INTEREST RATE: The unpaid principal sum due under this Note shall bear interest at a rate equal to five (5%) percent above the rate set forth above on and after the occurrence of any event of default and until the entire principal sum hereof has been fully paid, both before and after the entry of any judgment with respect to such event, but in no event shall the rate either before or after the occurrence of any event of default exceed the highest rate of interest, if any, permitted under applicable New York or Federal Law. Such rate of interest shall continue until such time as any event of default that may be cured by the Borrower is cured to the satisfaction of the Bank, at which time the previously stated interest rate shall re-commence. In no event shall the rate either before or after the occurrence of any such default exceed the highest rate of interest, if any, permitted under applicable New York or Federal law.

RIGHT OF OFFSET: If any payment is not made on time, or if the entire balance becomes due and payable and is not paid, all or part of the amount due may be offset out of any account or other property which the Borrower has at the Bank or any affiliate of the Bank without prior notice or demand.

LATE CHARGES: The Borrower will pay a charge of five (5%) percent of the amount of any payment which is not made within ten (10) days of its respective due date, or, if applicable, which cannot be debited from its account due to insufficient balance on the debit date.

SECURITY: This Note is secured by:

          (1) a security interest in and assignment and pledge of all monies, deposits, or other sums now or hereafter held by the Bank on deposit, in safekeeping, transit or otherwise, at any time credited by or due from Bank to the Borrower, or in which the Borrower shall have an interest; and

          (2) a continuing first lien against all assets of the Borrower as set forth, in part, in that certain Restated and Amended General Security Agreement dated of even date herewith.

In consideration of the granting of the Loans evidenced by this Note, the Borrower hereby agrees as follows:

REVOLVING CREDIT COMMITMENT:

          (a) The Loans evidenced by this Note are available in one or more advances during the period which commences on the date hereof and ends on April 30, 1998 (the "Credit Period") in an aggregate principal amount up to, but not exceeding at any time the outstanding principal sum of Two Million Two Hundred Thousand ($2,200,000) Dollars (the "Commitment"). Notwithstanding anything to the contrary set forth herein, the Commitment as defined herein shall be limited to $1,800,000 unless and until the Borrower shall have received a cash infusion (the "Cash Infusion") of not less than $1,500,000 through the issuance of Convertible Senior Subordinated Debentures and Warrants as described in that certain letter agreement dated March 5, 1997 between the Borrower and MBF Capital Corp. During the Credit Period, the Borrower may use the Commitment by borrowing, prepaying in whole or in part and reborrowing, on a revolving basis, all in accordance with the terms and conditions hereof; provided, however, that each Loan or prepayment be in a minimum amount of $10,000;

          (b) Notwithstanding anything to the contrary set forth herein, the outstanding principal balance of the Loans shall at no time exceed the lesser of the Commitment or the aggregate amount available to the Borrower under the following Borrowing Base (as such amount shall fluctuate from time to time):

          (i) an amount equal to eighty (80%) percent of the Borrower's "Eligible Accounts Receivable", which shall be defined as all accounts receivable due to the Borrower from persons or entities less (A) accounts due from Advanced Control Components, Inc. (B) uncollectible accounts and/or accounts remaining unpaid after a date which is ninety (90) days after the invoice date of said account receivable and
     (C) accounts receivable due from any account debtor who has had one-half (1/2) or more of their accounts receivable outstanding for more than ninety (90) days and (D) amounts due from the Borrower to Any account receivable debtor; plus

          (ii) an amount equal to fifty (50%) percent of the Borrower's "Eligible Inventory" on hand. Eligible Inventory shall (A) include only raw materials, unfinished inventory, components and finished goods (B) exclude work-in-process on existing "systems". The outstanding principal balance of the Loans attributable to fifty (50%) percent of the Borrower's Eligible Inventory as described herein shall not exceed sixty-five (65%) percent of the total outstanding principal balance of the Loans prior to (A) July 25, 1997 or (B) the Cash Infusion, whichever shall first occur, and the lesser of (Y) $1,000,000 or (Z) sixty (60%) percent of the total outstanding principal balance of the Loans after the Cash Infusion. Notwithstanding anything to the contrary set forth herein, not more than twenty-five (25%) percent of the inventory of the Borrower acquired through the intended merger with mm-Tech shall be included in the calculation of Eligible Inventory until such time as the Bank shall receive a satisfactory field audit report of said inventory prepared by BK Commercial Corp. at the expense of the Borrower.

          (c) The Borrower shall submit to the Bank at the time of each request for a Loan, but not less than one time per month, a Borrowing Base Certificate confirming the calculation of the Borrower's Eligible Accounts Receivable and Eligible Inventory and calculating the amount available to the Borrower hereunder. Said Borrowing Base Certificate shall be signed by an authorized representative of the Borrower;

          (d) The date and amount of each Loan and of each payment of principal shall be maintained by the Bank in its books and records at the time of each Loan or payment. Absent manifest error on the part of the Bank, all such notations shall be presumed to be correct and the aggregate net unpaid amount of Loans set forth therein shall be presumed to be the principal balance hereof;

          (e) Each request for a Loan shall be subject to the satisfaction of the following conditions precedent:

          (i) The Borrower shall have given the Bank notice of such request, setting forth the amount of the Loan requested and the date thereof. In addition to the aforementioned, the Borrower shall submit to the Bank at the time of each request, but in any event not less than one time per month, a completed Borrowing Base Certificate in the form annexed hereto as Exhibit "A" satisfactory in form and substance to the Bank. Such notice may be written or oral and shall be sufficient if received by 1 p.m. of the date the Loan is requested. If the request is oral, it shall be thereafter confirmed in writing delivered by the Borrower to the Bank;

          (ii) No Event of Default, or event which would be an Event of Default but for the giving of notice or the passage of time or both, has occurred and is continuing; and all of the representations and warranties made by the Borrower herein shall be true and correct in all material respects on and as of the date of such request as if made on and as of such date;

          (f) The outstanding principal balance of the Loans shall at no time exceed the amount of the Commitment;

          (g) The Borrower acknowledges and represents that the principal amount of $1,524,989 together with interest thereon is outstanding under the terms hereof on the date hereof without offset, defense or counterclaim.

CONDITIONS PRECEDENT:

          The  Borrower  shall  satisfy  the  following   conditions   precedent
including delivery to the Bank of the following:

          (a) An executed copy of this Note;

          (b) The Bank shall continue to maintain its first perfected security interest in certain assets of the Borrower (the "Collateral") pursuant to the general security agreement (the "Security Agreement") as reaffirmed of even date herewith;

          (c) A copy of the resolutions passed by the Borrower's Board of Directors certified by its Secretary or Assistant Secretary as being in full force and effect on the date of this Agreement, authorizing the loan herein provided for, the execution, delivery and performance of this Note and any other instrument or agreement required hereunder and containing a certificate of incumbency as to the person or persons authorized to execute and deliver the same; and

          (d) All other documents reasonably required by the Bank and/or its counsel in order to evidence and/or secure the Bank's position as set forth herein.

REPRESENTATIONS AND WARRANTIES: The Borrower hereby represents and warrants to the Bank that:

          (a) The Borrower is duly organized, validly existing and in good standing under the laws of the State of its formation and is qualified to do business and in good standing under the laws of each state where its failure to so qualify would have a material adverse effect on its business, operations or properties;

          (b) This Note, the Security Agreement and all other documents executed and delivered herewith have been duly authorized, executed and delivered and constitute the valid and legally binding obligations of the Borrower, enforceable in accordance with their respective terms, including the granting to the Bank of a first perfected security interest in the Collateral;

          (c) The execution and delivery of this Note, the Security Agreement and all other documents executed and delivered herewith and performance hereunder and thereunder, will not violate any provision of law;

          (d) Except as set forth in the annexed Disclosure Schedule, there are no actions or proceedings pending before any court or governmental authority, bureau or agency, with respect to or threatened against or affecting the Borrower, or any Subsidiary, which if determined adversely would have a material adverse effect on the business, the assets or the financial condition of the
Borrower or any Subsidiary. As used herein, the term "Subsidiary" or "Subsidiaries" means any corporation or corporations of which the Borrower alone, or the Borrower and/or one or more of its Subsidiaries, owns, directly or indirectly, at least a majority of the securities having ordinary voting power for the election of directors;

          (e) Except as set forth in the annexed Disclosure Schedule, the Borrower is not in default under, or in violation of, any term of any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound, or by which any of the properties or assets owned by or used in the conduct of its business is affected, which default or violation may have a material adverse effect on its business, assets or financial condition. The operations of the Borrower comply in all material respects with all laws, ordinances and regulations applicable to it;

          (f) The Borrower is not a party to or bound by, nor are any of the properties or assets owned by it or used in the conduct of its business affected by any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment, or subject to any charter or other corporate restriction, which materially and adversely affects its business, assets or financial condition;

          (g) All balance sheets, profit and loss statements and other financial information heretofore furnished to the Bank are complete and present fairly the financial condition of the Borrower and its Subsidiaries as at the dates thereof and for the periods covered thereby, including contingent liabilities of every kind, which financial conditions have not materially adversely changed since the date of the most recently dated balance sheet of the Borrower heretofore furnished to the Bank;

          (h) No part of the proceeds of the Loan which is evidenced by this Note will be used directly or indirectly for rhe purpose of purchasing or carrying, or for payment in full or in part of indebtedness which was incurred for the purpose of purchasing or carrying, any margin stock as such term is defined in Sec. 221.3 of Regulation U of the Board of Governors of the Federal Reserve System;

          (i) The Borrower and its Subsidiaries are in compliance in all material respects with the Employees Retirement Income Security Act of 1974 ("ERISA") and all rules and regulations thereunder. Neither the Borrower nor any of its Subsidiaries has any unfunded vested liability under any type of plan described in Section 4021(a) of ERISA ("Pension Plan") and no reportable event, as set forth in Section 4043(b) of ERISA, has occurred or is continuing with respect to any Plan.

FINANCIAL STATEMENTS:  The Borrower shall deliver to the Bank:

          (a) Annually, as soon as available, but in any event within one hundred twenty (120) days after the last day of each fiscal year, audited financial statements, including balance sheets as of the last day of the fiscal year and statements of income and retained earnings and changes in financial condition for such fiscal year each prepared in accordance with generally accepted accounting principles, consistently applied ("GAAP") for the period and prior periods by Deloitte and Touche, LLP, or other independent Certified Public Accountants satisfactory to the Bank and a complete signed copy of the Borrower's Federal Tax Return (and all schedules annexed thereto);

          (b) As soon as available, but in any event within twenty (20) days after the end of each month (but forty-five (45) days after the end of each fiscal quarter), internally prepared financial statements of the Borrower each prepared in accordance with GAAP and jobs-in-progress reports for said period and prior periods;

          (c) 10K and 10Q reports and documentation within the prescribed reporting period;

          (d) Within a reasonable time after a written request therefor, such other financial data or information as the Bank may reasonably request from time to time;

          (e) At the same time as it delivers the financial statements required under the provisions of subsections (a) and (b) hereof, a certificate signed by the President or the chief financial, or accounting, officer of the Borrower, to the effect that no Event of Default hereunder or material default under any other agreement to which the Borrower or any Subsidiary is a party or by which it is bound, or by which any of its properties or assets may be affected, and no event which, with the giving of notice or the lapse of time, or both, would constitute such an Event of Default, has occurred, except as set forth in the annexed Disclosure Schedule;

          (f) On a monthly basis, no later than the twentieth (20th) day after each such month, the Borrowing Base Certificate referenced herein and backlog reports and accounts receivable agings of the Borrower;

          (g) Annual budget at closing and semi-annual budget thereafter on each January 20 and July 20.

AFFIRMATIVE COVENANTS: The Borrower will, and with respect to the agreements set forth in subsections (a) through (f) hereof, will cause each Subsidiary to:

          (a) With respect to its properties, assets and business, maintain insurance against loss or damage, to the extent that property, assets and businesses of similar character are
usually  so  insured  by  companies   similarly   situated  and  operating  like
properties, assets or businesses with responsible insurance companies satisfactory to the Bank, said insurance to indicate the Bank as an additional insured and loss payee;

          (b) Duly pay and discharge all taxes or other claims which might become a lien upon any of its properties except to the extent that such items are being in good faith appropriately contested;

          (c) Maintain, preserve and keep its properties in good repair, working order and condition, and make all reasonable repairs, replacements, additions, betterments and improvements thereto;

          (d) Conduct its business in substantially the same manner and in substantially the same fields as such business is now carried on and conducted;

          (e) Comply with all statutes, rules and regulations and maintain its corporate existence;

          (f) Permit the Bank to make or cause to be made, inspections and audits of any books, records and papers of the Borrower and of any Subsidiary and each endorser hereof and to make extracts therefrom at all such reasonable times and as often as the Bank may reasonably require;

          (g) Immediately give notice to the Bank that an Event of Default has occurred or that an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred and specifying the action which the Borrower has taken and proposes to take with respect thereto;

          (h) In addition to the aforementioned, the Borrower agrees that the following financial covenants are covenants upon which the Bank relies in the extension of the obligation evidenced hereby and that any violation or default under same shall constitute an Event of Default under the terms hereof:

               (1) at the end of each fiscal quarter during the term hereof, the Borrower shall maintain a Tangible Net Worth of (-$3,042,322) or greater (as calculated in accordance with GAAP). For purposes hereof "Tangible Net Worth" shall mean, at any date, (i) the net book value of assets (other than patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, permits, goodwill and other intangible assets classified as such in accordance with GAAP) after all appropriate adjustments in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization) plus (ii) subordinated indebtedness, in each case computed in accordance with GAAP;

               (2) at the end of each fiscal quarter during the term hereof, the Borrower shall report a net income
          (gross income less taxes and extraordinary items) of not less than $1.00.

COMPENSATING BALANCE AND DEFICIENCY FEE AGREEMENT: If at any time during the term hereof, the aggregate average monthly ledger balance maintained in the non-interest deposit accounts of the Borrower at the Bank are less than $220,000, the Borrower shall pay to the Bank an additional fee equal to (a) the difference between $220,000 and the aggregate average monthly ledger balance maintained in the non-interest bearing deposit accounts of the Borrower at the Bank, multiplied by (b) a fixed rate (the "Deficiency Rate") equal to four (4%) percent in excess of the Bank's Prime Rate, based on a 360 day year and actual number of days elapsed. The $220,000 Compensating Balance requirement set forth herein is intended as an aggregate requirement for all obligations of the Borrower to the Bank. The Deficiency Rate shall be established on the first day of each January and July and shall be applicable for the immediately ensuing six
(6) month period.

The fee defined herein shall be due and payable within fifteen (15) days following the end of each calendar quarter and shall be debited by the Bank from any account maintained by the Borrower at the Bank. The Borrower shall maintain sufficient funds in said accounts to permit such debit.

Nothing contained herein shall be deemed to require the undersigned to maintain demand deposit balances at the Bank. The aforementioned is intended as a fee only and is neither intended, nor to be construed as, an imposition of interest or other charge.

NEGATIVE COVENANTS: The Borrower will not, and will not permit any Subsidiary to:

          (a) Create, incur, assume or suffer to exist any liability for borrowed money, except (i) amounts outstanding under the Borrower's twelve (12%) percent Convertible Senior Subordinated Debentures, (ii) amounts outstanding under the Borrower's Amended and Restated twelve (12%) percent Convertible Subordinated Debentures (the aforementioned are collectively referred to herein as the "Debentures") (iii) indebtedness to the Bank; (iv) existing debt as reflected on the most recent balance sheet provided to the Bank and further incurred through the date of this Agreement, which further incurred debt has been acknowledged by the Borrower to the Bank in writing prior to the execution hereof; (v) indebtedness of the Borrower not to exceed $2,500,000 to MBF Capital Corp. (or other entity designated in writing by MBF Capital Corp.) and to any security interest granted by the Borrower to the Bank in connection herewith, said debt and any security therefor to be specifically subordinated to the debt of the Borrower evidenced by this Note; and (vi) other indebtedness for borrowed money (whether or not constituting a refinancing of existing indebtedness) so long as such indebtedness is not secured by collateral securing repayment of this Loan and the incurrence of which will not cause a default hereunder. The Borrower agrees to provide the Bank an opportunity to finance any additional borrowing needs in excess of $100,000 during the term of this Note;

          (b) enter into any merger or consolidation (where the Borrower is not the surviving entity) or liquidate, wind-up or dissolve itself or sell, transfer or lease or otherwise dispose of all or any substantial part of its assets;

          (c) lend or advance money, credit or property to or invest in (by capital contribution, loan, purchase or otherwise) any firm, corporation, or other person where any event of default has occurred and is continuing or where such transaction would cause an event of default hereunder;

          (d) create, assume or permit to exist, any mortgage, pledge, lien or encumbrance of or upon or security interest in, any of its property or assets now owned or hereafter acquired except (i) mortgages, liens, pledges and security interests in favor of the Bank; (ii) subordinate liens incidental to the Debentures or to be granted to Charles Brand or MBF Capital Corp. (or other entity designated in writing by MBF Capital Corp.) as set forth in subsection
(a) hereof; (iii) other liens, charges and encumbrances incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not materially impair the use thereof in the operation of its business; (iv) liens for taxes or other governmental charges which are not delinquent or which are being contested in good faith and for which a reserve shall have been established in accordance with generally accepted accounting principles; (v) liens granted to secure purchase money financing of equipment, provided such liens are limited to the equipment financed; and (vi) liens granted to refinance unencumbered equipment provided such liens are limited to the equipment refinanced and the incurrence of which will not cause a default hereunder or in any other loan agreements or notes with the Bank;

          (e) assume, endorse, be or become liable for or guarantee the obligations of any other person except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

          (f) declare or pay any preferred dividends where any Event of Default has occurred and is continuing;

          (g) (i) terminate any Pension Plan so as to result in any material liability to The Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (the "PBCG"), (ii) engage in or permit any person to engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1954, as amended) involving any Pension Plan which would subject the Borrower to any material tax, penalty or other liability, (iii) incur or suffer to exist any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, involving any Pension Plan, or (iv) allow or suffer to exist any event or condition, which presents a material risk of incurring a material liability to the PBCG by reason of termination of any Pension Plan.

COLLATERAL SECURITY:

          (a) As collateral security for the payment of any and all sums owing under this Note and all other obligations, direct or contingent, joint, several or independent, of the Borrower and of any Subsidiary and each endorser hereof now or hereafter existing, due or to become due to, or held, or to be held by, the Bank, whether created directly or acquired by assignment or otherwise (all of such obligations, including this Note, are hereinafter called the "Obligations"), the Borrower hereby grants to the Bank a lien on and security interest in any and all deposits or other sums at any time credited by or due from the Bank to the Borrower, whether in regular or special depository accounts or otherwise, and any and all monies, securities and other property of the Borrower, and the proceeds thereof, now or hereafter held or received by or in transit to the Bank from or for the Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and any such deposits, sums, monies, securities and other property, may at any time after the occurrence of any Event of Default be set-off, appropriated and applied by the Bank against any of the Obligations whether or not such Obligations are then due or are secured by any collateral, or, if they are so secured, whether or not such collateral held by the Bank is considered to be adequate and with respect to all collateral security the Bank shall have all the rights and remedies available to it under the Uniform Commercial Code of New York and other applicable law;

          (b) This Note is also secured by the Collateral.

EVENTS OF DEFAULT: If any one or more of the following events ("Events of Default") shall occur the Borrower shall be in default hereunder and, at the option of the Bank, the entire unpaid balance of the principal of and interest on the Obligations shall immediately become due and payable:

          (a) Failure to pay any amount required by this Note within ten (10) days of its respective due date, or any other obligation owed to the Bank by Borrower, or, if applicable, failure to have sufficient funds in its account for loan payments to be debited on the due date;

          (b) Failure to perform or keep or abide by any negative or financial covenant set forth herein contained in this Note, or any other document or instrument given to the Bank in connection with this Loan;

          (c) Failure to perform or keep or abide by any other term, covenant, or condition contained in this Note, or any other document or instrument given to the Bank in connection with this Loan, said failure continuing for a period of thirty (30) days after written notice thereof;

          (d) Payment Default by the Borrower or any declared default pursuant to the Debentures;

          (e) The Borrower makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Borrower as bankrupt or insolvent; or any order for relief with respect to the Borrower is entered under the United States Bankruptcy Code; or the Borrower petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Borrower or of any substantial part of the assets of the Borrower, or commences any proceeding relating to the Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Borrower and either (i) the Borrower by any act indicates its approval thereof, consents thereto, or acquiesces therein or
(ii) such petition, application or proceeding is not dismissed within sixty (60) days;

          (f) The happening of any event which, in the reasonable judgment of the Bank, adversely affects the Borrower's ability to repay or the value of any collateral;

          (g) If any material written representation or material statement made to the Bank by the Borrower is untrue when made;

          (h) The occurrence of a default under any other document or instrument given to the Bank in connection with this Loan;

          (i) Failure to provide any financial information on request or permit an examination of books and records;

          (j) In the event that any person or "group" (as defined in Rule 13d-5 promulgated under the Exchange Act), other than Charles Brand acquires or otherwise obtains the right (whether by contract, through the ownership of securities or pursuant to any proxy or consent arrangement, voting trust or otherwise) to appoint, elect or cause the election of a majority of the Board of Directors of the Company;

          (k) if any order is entered by any court or tribunal, at law or in equity, by or against any of the Obligors for the appointment of any receiver or any trustee for any of the Obligors and said Order is not discharged within sixty (60) days from the entry thereof.

ATTORNEYS FEES: In the event the Bank retains counsel with respect to enforcement of this Note or any other document or instrument given to the Bank, the Borrower agrees to pay the Bank's reasonable attorneys fees (whether or not an action is commenced and whether or not in the court of original jurisdiction, appellate court, bankruptcy court, or otherwise).

SUBSEQUENT AGREEMENTS: The Borrower shall be bound by any agreement extending the time or modifying the above terms of payment made by the Bank without notice to the Borrower, and the Borrower shall continue to be liable to pay all amounts due hereunder, but at an interest rate not exceeding the rate set forth herein, according to the terms of any such agreement of extension or modification.

MISCELLANEOUS:

          (a) Only those agreements, representations and warranties made expressly herein shall survive the delivery of this Note. The Borrower waives trial by jury, set-off and counterclaim of any nature or description in any litigation in any court with respect to, in connection with, or arising out of, this Note or any instrument or document delivered pursuant hereto or the validity, protection, interpretation, collection or enforcement hereof;

          (b) No modification or waiver of or with respect to any provision of this Note, or consent to any departure by the Borrower from any of the terms or conditions hereof, shall in any event be effective unless it shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances;

          (c) Each and every right granted to the Bank hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Bank or the holder of this Note to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right;

          (d) In the event that this Note is placed in the hands of an attorney for collection by reason of any default hereunder, the Borrower agrees to pay reasonable attorney's fees so incurred. The Borrower promises to pay all reasonable out-of-pocket expenses of any nature as soon as incurred whether in or out of court and whether incurred before or after this Note shall become due at its maturity date or otherwise and costs which the Bank may deem necessary or proper in connection with the satisfaction of the indebtedness or the administration, supervision, preservation, protection (including but not limited to maintenance of adequate insurance) of or the realization upon the collateral;

          (e) The Borrower hereby waives presentment, demand for payment, protest, notice of protest, notice of dishonor, and any or all other notices or demands except as otherwise expressly provided for herein;

          (f) All accounting terms not otherwise defined in this Note shall have the meanings ascribed thereto under generally accepted accounting principles;

          (g) Delay or failure of the Bank to exercise any of its rights under this Note shall not be deemed a waiver thereof. No waiver of any condition or requirement shall operate as a waiver of any other or subsequent condition or requirement. The Bank or any other holder of this Note need not present it before requiring payment. The Borrower waives trial by jury, offset, and counterclaim with respect to any action arising out of or relating to this Note. This Note may not be modified or terminated orally. This Note shall be governed by the laws of the State of New York without regard to its conflicts of laws rules. The Borrower irrevocably consents to the jurisdiction and venue of the New York State Supreme Court, Suffolk County in any action concerning this Note. This Note is binding upon the Borrower, its heirs, successors and assigns;

          (h) The Borrower expressly warrants and represents that no statements, agreements or representations, whether oral or written, have been made by the Bank, or by any employee, agent or broker of the Bank with respect to the obligation or debt evidenced by this Note. The Borrower further expressly warrants and represents that (i) no oral commitment has been made by the Bank to extend or continue any credit to the Borrower or any party other than as expressly stated herein or in those certain documents executed in connection herewith, (ii) no representation or agreement has been made by or with the Bank, or any employee, agent or broker of the Bank, to forebear or refrain in any way from exercising any right or remedy in its favor hereunder or otherwise unless expressly set forth herein, and (iii) the Borrower has not and will not rely on any commitment to extend or continue any credit, nor on any agreement to forebear or refrain from exercising rights or remedies unless such commitment or agreement shall be in writing and duly executed by an authorized officer of the Bank.

NOTICES: All notices, requests and other communications pursuant to this Note shall be in writing, either by letter (delivered by hand or sent by certified mail, return receipt requested) or telegram, addressed as follows:

          (a) if to the Borrower:

              Logimetrics, Inc.
              121-03 Dupont Street
              Plainview, New York  11803

              Attention:  Norman Phipps, President

          (b) if to the Bank:

              North Fork Bank
              275 Broad Hollow Road
              Melville, New York  11747

              Attention:  Joseph Walsh, Vice President

          Any notice, request or communication hereunder shall be deemed to have been given when deposited in the mails, postage prepaid, or in the case of telegraphic notice, when delivered to the telegraph company, addressed as aforesaid. Any party may change the person or address to whom or which the notices are to be given hereunder, but any such notice shall be effective only when actually received by the party to whom it is addressed.

          IN WITNESS WHEREOF, the Borrower has signed this Note the 25th day of April, 1997.

                                                    LOGIMETRICS, INC.



                                                    By:  /s/Norman Phipps
                                                        __________________
                                                         Norman Phipps
                                                         President


STATE OF NEW YORK )
                  ) ss.:
COUNTY OF SUFFOLK )

          On this 25th day of April, 1997, before me personally came Norman Phipps, to me known, who, being by me duly sworn, did depose and say that he has an address at c/o LOGIMETRICS, INC., 121-03 Dupont Street, Plainview, New York 11803, that he is the President of LOGIMETRICS, INC., the corporation described in, and which executed, the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                            /s/Kevin E. Balfe
                                            ____________________________
                                            NOTARY PUBLIC
                                            Kevin E. Balfe
                                            Notary Public:  State of New York
                                            No: 4804466
                                            Qualified in Nassau County
                                            Commission Expires February 28, 1999

                             EXHIBIT "A"

                    BORROWING BASE CERTIFICATE

The undersigned hereby certifies that:

          1. The undersigned has performed and complied in all respects with the agreements, covenants and conditions of those certain loan agreements dated April 25, 1997 between North Fork Bank and the undersigned; and

          2. On the date hereof, there exists no event of default or default as defined in the aforementioned agreements, and no material adverse change has occurred to the financial condition of the Borrower between April 25, 1997 and the date hereof; and

          3. The following information relating to the Borrowing Base as defined in the agreement is true and accurate and represents fairly and completely the status of the stated information as of the date hereof. Said calculations accurately reflect the calculations of and limitations to said definitions as defined in said agreements.

Eligible Inventory                                         ________ x 50% ______

Eligible Accounts Receivable                               ________ x 80% ______

Total Eligible Inventory and Accounts Receivable

                  Less Outstanding Loan (A)   ____________

                  Remaining Eligibility (B)   ============

                    (A + B not to exceed the sum of $2,200,000 or such maximum available as is defined herein)

                                             LOGIMETRICS, INC.


                                              By:  _______________________
                                                   Norman Phipps
                                                   President

                              [SCHEDULES OMITTED]